Exhibit 99.1

News Release

Release: Immediate	Contact:	Ronda J. Williams
312-706-3232

Oil-Dri Announces Record Net Sales for the Third Quarter
and Nine-Month Period Ended April 30, 2008

CHICAGO - (June 5, 2008) - Oil-Dri Corporation of America (NYSE: ODC) today announced that higher unit shipments and price increases contributed to record net sales for the third quarter and nine months ended April 30, 2008, while significantly higher costs negatively impacted net income for the quarter.

The Company reported record net sales of $59,543,000 for its third fiscal quarter, a 12% increase compared with net sales of $52,956,000 in the same quarter one year ago. The Company reported net income for the quarter of $2,013,000 or $0.28 per diluted share, compared with net income of $1,999,000, or $0.28 per diluted share, one year ago.

The Company reported record net sales for its nine-month period of $172,854,000, a 9% increase compared with net sales of $157,958,000 in the same period one year ago. Net income for the nine-month period was $6,586,000, or $0.91 per diluted share, a 14% increase compared with net income of $5,609,000, or $0.80 per diluted share, in the same period last fiscal year.

Third Quarter Review

President and Chief Executive Officer Daniel S. Jaffee said, “While net sales in the quarter were up 12%, our net income was flat due to significant increases in our cost of goods. Specifically, rising costs of fuel, packaging materials and transportation outpaced our ability to raise prices.

- continued -

“We experienced a reduction in gross profit margin from 19.6% in the second quarter to 18.6% in the third quarter.

“Our business is healthy as we are selling more product units overall and experiencing distribution growth in both reporting segments. We are optimistic that we are on the right path to recoup margins through product mix, price increases and cost reduction initiatives.”

Business Review

Net sales for the Company’s Retail and Wholesale Products Group were $39,221,000 and group income was $3,183,000 in the third quarter. Net sales for the nine-month period were $117,052,000 and group income was $11,416,000. Net sales and unit volume growth were primarily driven by private label cat litter. Oil-Dri industrial and automotive products were down in net sales and unit volume. Significant cost increases in freight outpaced the Group’s ability to raise prices. Previously announced price increases for all classes of trade for both coarse and scoopable cat litters will be implemented in August 2008.

Net sales for the Company’s Business-to-Business Products Group were $20,322,000 and group income was $3,904,000 in the third quarter. Net sales for the nine-month period were $55,802,000 and group income was $11,561,000. Net sales and unit volume were up for bleaching clays and animal health and nutrition products. Net sales were flat for agricultural carriers and down in units sold. Sports turf products experienced net sales and unit volume declines in the quarter.

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Financial Review

On March 13, 2008, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.13 per share of outstanding Common Stock and $0.0975 per share of outstanding Class B Stock. The dividends will be payable on June 6, 2008, to stockholders of record at the close of business on May 23, 2008. At the April 30, 2008 closing price of $17.60 and assuming cash dividends continue at the same rate, the annual yield on the Company’s Common Stock is 3.0%.

Cash, cash equivalents and short-term investments totaled $27,100,000 at April 30, 2008. Capital expenditures for the nine-month period totaled $4,352,000, which was $1,244,000 less than the depreciation and amortization of $5,596,000.

Looking Forward

Jaffee said, “We are working to recoup reduced margins from this fiscal year by focusing more on sales of higher margin products and raising prices. In this volatile economic environment where fuel and other costs are continuing to rise, we are not anticipating reductions in our cost of goods through the fourth quarter.”

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The Company will offer a live webcast of the third quarter earnings teleconference on Friday, June 6, 2008, from 10:00 - 10:30 AM CT. To listen to the call via the web, please visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world’s largest manufacturer of cat litter.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “believe”, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

OIL - DRI CORPORATION OF AMERICA

Consolidated Statements of Income
(in thousands, except for per share amounts)
(unaudited)

	Third Quarter Ended April 30,
	2008	% of Sales	2007	% of Sales
Net Sales	$59,543	100.0%	$52,956	100.0%
Cost of Sales	(48,486)	81.4%	(41,417)	78.2%
Gross Profit	11,057	18.6%	11,539	21.8%
Operating Expenses	(8,236)	13.8%	(8,515)	16.1%

Operating Income	2,821	4.7%	3,024	5.7%
Interest Expense	(552)	0.9%	(593)	1.1%
Other Income	445	0.7%	541	1.0%

Income Before Income Taxes	2,714	4.6%	2,972	5.6%
Income Taxes	(701)	1.2%	(973)	1.8%

Net Income	$2,013	3.4%	$1,999	3.8%

Net Income Per Share:
Basic Common	$0.30		$0.32
Basic Class B Common	$0.25		$0.24
Diluted	$0.28		$0.28
Average Shares Outstanding:
Basic Common	5,092		4,925
Basic Class B Common	1,862		1,822
Diluted	7,223		7,043

	Nine Months Ended April 30,
	2008	% of Sales	2007	% of Sales
Net Sales	$172,854	100.0%	$157,958	100.0%
Cost of Sales	(138,019)	79.8%	(124,259)	78.7%
Gross Profit	34,835	20.2%	33,699	21.3%
Operating Expenses	(25,347)	14.7%	(25,327)	16.0%

Operating Income	9,488	5.5%	8,372	5.3%
Interest Expense	(1,696)	1.0%	(1,851)	1.2%
Other Income	1,230	0.7%	1,379	0.9%

Income Before Income Taxes	9,022	5.2%	7,900	5.0%
Income Taxes	(2,436)	1.4%	(2,291)	1.5%
Net Income	$6,586	3.8%	$5,609	3.6%

Net Income Per Share:
Basic Common	$1.01		$0.90
Basic Class B Common	$0.81		$0.66
Diluted	$0.91		$0.80

Average Shares Outstanding:
Basic Common	5,052		4,882
Basic Class B Common	1,852		1,814
Diluted	7,206		6,980

OIL - DRI CORPORATION OF AMERICA

Consolidated Balance Sheets
(in thousands, except for per share amounts)
(unaudited)

		As of April 30,
		2008	2007

Current Assets
Cash and Cash Equivalents		$8,165	$10,061
Investment in Treasury Securities		18,935	14,800
Accounts Receivable, net		31,109	27,362
Inventories		16,941	14,724
Prepaid Expenses		5,873	6,602
Total Current Assets		81,023	73,549
Property, Plant and Equipment		50,334	52,171
Other Assets		13,181	12,826
Total Assets		$144,538	$138,546

Current Liabilities
Current Maturities of Notes Payable		$5,580	$4,080
Accounts Payable		7,451	5,309
Dividends Payable		846	763
Accrued Expenses		15,078	15,557
Total Current Liabilities		28,955	25,709
Long-Term Liabilities
Notes Payable		21,500	27,080
Other Noncurrent Liabilities		7,598	8,234
Total Long-Term Liabilities		29,098	35,314
Stockholders' Equity		86,485	77,523
Total Liabilities and Stockholders' Equity		$144,538	$138,546

Book Value Per Share Outstanding		$12.53	$11.58

Acquisitions of Property, Plant and Equipment	Third Quarter	$524	$2,518
	Year to Date	$4,352	$6,616
Depreciation and Amortization Charges	Third Quarter	$1,861	$1,875
	Year to Date	$5,596	$5,547

OIL - DRI CORPORATION OF AMERICA
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Nine Months Ended
	April 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income	$6,586	$5,609

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and Amortization	5,596	5,547
(Increase) in Accounts Receivable	(3,285)	(1,536)
(Increase) Decrease in Inventories	(1,704)	973
Increase (Decrease) in Accounts Payable	1,431	(1,783)
(Decrease) Increase in Accrued Expenses	(1,233)	874
Other	(1,268)	428
Total Adjustments	(463)	4,503
Net Cash Provided by Operating Activities	6,123	10,112

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(4,352)	(6,616)
Net (Purchases) Dispositions of Investment Securities	(440)	5,120
Other	43	53
Net Cash Used in Investing Activities	(4,749)	(1,443)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on Long-Term Debt	(4,080)	(4,080)
Dividends Paid	(2,528)	(2,271)
Purchase of Treasury Stock	(20)	(12)
Other	1,397	1,314
Net Cash Used in Financing Activities	(5,231)	(5,049)

Effect of exchange rate changes on cash and cash equivalents	(111)	(166)

Net (Decrease) Increase in Cash and Cash Equivalents	(3,968)	3,454
Cash and Cash Equivalents, Beginning of Year	12,133	6,607
Cash and Cash Equivalents, April 30	$8,165	$10,061